UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 20, 2021

MEDMEN ENTERPRISES INC
(Exact Name of Registrant as Specified in Its Charter)

British Columbia

(State or Other Jurisdiction of Incorporation)

000-56199	98-1431779
(Commission File Number)	(IRS Employer Identification No.)

10115 Jefferson Boulevard, Culver City, CA	90232
(Address of Principal Executive Offices)	(Zip Code)

(424) 330-2082

(Registrant’s Telephone Number, Including Area Code)

___________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Investment Agreement

On February 25, 2021, MedMen NY, Inc. (“MMNY”), the New York subsidiary of MedMen Enterprises Inc. (the “Company”), and its parent, MM Enterprises USA, LLC (“MM Enterprises USA”), entered into an investment agreement (the “Investment Agreement”) with Ascend Wellness Holdings, LLC, a New York limited liability company ( “AWH NY”), and Ascend Wellness Holdings, LLC, a Delaware limited liability company (“AWH”, and collectively, the “Investors”) whereby, subject to approval from the New York State Department of Health and other applicable regulatory bodies, AWH agreed to purchase shares of common stock of MMNY for an aggregate purchase price of up to $73.0 million as follows: (a) $35.0 million in cash to be invested in MMNY (as may be adjusted in accordance with the Investment Agreement), (b) AWH NY will issue a senior secured promissory note with a principal amount of $28.0 million, guaranteed by AWH, (c) and within five business days after the first sale by MMNY of adult use cannabis products at one or more of its retail store locations (the “Milestone”), AWH will purchase additional shares of MMNY for $10.0 million in cash, which cash investments and note will be used to reduce the amounts owed to the Company’s senior secured lender.

AWH also agreed to provide MMNY a working capital advance of $10.0 million, which may be increased up to $17.5 million, with no interest rate or prepayment penalty, which amount will be converted into shares of MMNY at the closing of the transaction. The terms of the advance include certain negative covenants, including restrictions on the assumption or incurrence of debts and liens, sale of assets, conducting mergers, declaring dividends, affiliated transactions outside the ordinary course of business or any fundamental change to equity interests or capital structure. Plus, certain events are considered events of default, which may result in the accelerated maturity of the amounts outstanding, a setoff of any obligation AWH may owe to MMNY or other remedies provided for in the related promissory note. These events of default include any failure to pay loan obligations, any failure to perform covenants required for in the agreement for the advance, any misstatement that is false or misleading made with respect to any representation or warranty or the insolvency of MMNY.

Following completion of the investment, AWH will hold a controlling interest in MMNY equal to at least 86.7% of the equity in MMNY. The Company also granted AWH the exclusive and irrevocable right to purchase the remaining outstanding shares of MMNY until the earlier of (i) ten years from the anniversary date and (ii) one year from the anniversary date that AWH is allowed by applicable law to purchase such shares.

In connection with the Investment Agreement, MMNY and AWH also entered into a management agreement (the “Management Agreement”) for a monthly fee of 35% of MMNY’s EBITDA pursuant to which AWH will advise on MMNY’s operations pending regulatory approval of the investment transaction. The Management Agreement is effective until December 31, 2021 and will automatically renew for an additional six months unless terminated earlier by MMNY or AWH.

The foregoing summary of the Investment Agreement and related agreements is not intended to be complete and is qualified in its entirety by reference to the full text of the Investment Agreement, which is expected to be filed as an exhibit to the Company’s next filing or report with the Securities and Exchange Commission.

Side Letter Agreement

On February 25, 2021, MM CAN USA, Inc., the Company’s wholly-owned subsidiary (“MM CAN”), entered into a side letter (the “Side Letter”) with Hankey Capital, LLC (“Hankey”). Pursuant to the Side Letter, any circumstance that would have triggered an obligation by MM CAN to reset the exercise price of certain warrants in accordance with existing down round provisions in the Senior Secured Commercial Loan Agreement between the MM CAN and the Hankey dated October 1, 2018 (as amended, the “Loan Agreement”), MM CAN will issue additional warrants or Subordinate Voting Shares. In accordance therewith, on March 1, 2021, MM CAN issued warrants exercisable for 1,671,278 shares of MM CAN (the “Warrants”), which may be redeemed and exchanged for Subordinate Voting Shares. The warrants have a term ending on September 14, 2025 and an exercise price of $0.481 per share.

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Furthermore, with respect to the Investment Agreement with AWH, if the Milestone is not achieved by January 31, 2022, MM CAN will issue a note to Hankey (the “Note”), which will accrue interest and compound at 12% per annum and mature the earlier of (a) upon the payment of the $10.0 million based on achievement of the Milestone pursuant to the Investment Agreement, or (b) 12 months from the date of issuance of the Note. In addition, the Note will include an origination fee in an amount equal to 12% per annum interest rate on the principal amount of the Note deemed to have accrued between the period commencing on the date of the initial closing of the Investment Agreement and ending on the date of the Note.

The parties also amended certain covenants in the Loan Agreement to include a required minimum liquidity, board approval of the annual budget, restrictions on corporate expenditures, and the delivery of certain financial information. The Side Letter also amended the Loan Agreement by provided MM CAN the ability to cure within 10 days after written notice any failure to satisfy certain covenants.

The foregoing summary of the Side Letter is not intended to be complete and is qualified in its entirety by reference to the full text of the Side Letter, which is expected to be filed as an exhibit to the Company’s next filing or report with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Investment Agreement, including the working capital advance, and the Side Letter, including the terms of the Note, set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information regarding the Side Letter, including the issuance of the Warrants, as set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

From January 20, 2021 through February 26, 2021, the Company issued an aggregate of 7,762,601 Subordinate Voting Shares in connection with vendor settlements and settlement of outstanding obligations.

On January 29, 2021, in connection with its $10.0 million unsecured convertible debenture facility dated September 16, 2020, the Company closed on a fifth tranche of $1,000,000 with a conversion price of $0.16 per Subordinate Voting Share. In connection with the fifth tranche, the Company issued 3,355,000 warrants with an exercise price of $0.19 per share.

On February 19, 2021, the Company issued an aggregate of 674,589 Subordinate Voting Shares to its non-employee directors as quarterly compensation for service on the Board of Directors.

On March 2, 2021, the Company issued 1,702,128 Subordinate Voting Shares in connection with a vendor settlement.

The securities referenced in this Item 3.02 were issued and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder. Each of the recipients represented to the Company, among other things, that it is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The offer and sale of such securities and securities issuable upon exercise thereof, as applicable, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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Item 7.01 Regulation FD Disclosure.

On February 25, 2021, the Company issued a press release regarding the Investment Agreement. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Press release dated February 25, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDMEN ENTERPRISES INC

Date: March 2, 2021	By:	/s/ Reece Fulgham
	Name:	Reece Fulgham
	Title:	Chief Financial Officer

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